Exhibit 5




                                 May 25, 1995


Hardinge Inc.
One Hardinge Drive
Elmira, New York  14902

Ladies and Gentlemen:

            We have acted as counsel for Hardinge Inc., a New York corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-2 (No. 33-91644) (the "Registration Statement") and the prospectus contained in the Registration Statement (the "Prospectus"), covering the registration under the Securities Act of 1933, as amended (the "Act"), of 2,250,000 shares of the Company's common stock, par value $.01 per share, to be issued and sold by the Company (plus up to an additional 342,300 shares to cover over-allotments) and 32,000 shares to be sold by the Selling Shareholder referred to in the Registration Statement (collectively, the "Shares").

            In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we have deemed necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to the originals of all documents presented to us as copies, and the authenticity of the originals of such documents. In rendering our opinion, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Company.

            Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized by the Company and that the Shares to be sold by the Selling Shareholder are, and the Shares to be issued and sold by the Company will be, when issued and paid for in the manner and at the price set forth in the Prospectus, validly issued, fully paid and non-assessable.


            We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the Prospectus. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.



                                                               Very truly yours,

                                                         /s/ Shearman & Sterling